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                                                                    Exhibit 5.1


                                                     February 10, 1998


Wang Laboratories, Inc.
600 Technology Park Drive
Billerica, MA  01821-4130

         Re:  1995 Employees' Stock Purchase Plan

Ladies and Gentlemen:

         We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed on February 11, 1998 with the Securities and Exchange Commission relating to 200,000 shares of the Common Stock, $.01 par value per share ("Shares"), of Wang Laboratories, Inc., a Delaware corporation (the "Company"), issuable under the Company's 1995 Employees' Stock Purchase Plan (the "Plan").

         We have examined the Certificate of Incorporation and By-Laws of the Company and all amendments thereto and have examined and relied on the originals, or copies certified to our satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

         Based upon the foregoing, we are of the opinion that the Company has duly authorized for issuance the Shares, and the Shares, when issued and paid for in accordance with the terms of the Plan and at a price per share in excess of the par value per share for such Shares, will be legally issued, fully-paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Hale and Dorr LLP

                                                     HALE AND DORR LLP